Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-4/A of First Bancorp of our report dated March 31, 2022, relating to the consolidated financial statements appearing in the Annual Report on Form 10-K of GrandSouth Bancorporation for the year ended December 31, 2021. We also consent to the reference to our firm under the caption “Experts” in this Registration Statement.

/s/ Elliott Davis, LLC
Greenville, South Carolina
September 19, 2022